Exhibit 10.1

Initial Property Management Service Agreement

Party A (Developer): Sichuan Dalu Chengxi Real Estate Development Co., Ltd.

Business License Registration number:91510124MA 61WN 8E1Q

Enterprise Qualification Certificate No.:510124DN 4434647Z

Legal Representative: YANG Dalu

Mail Address: 28F, Dalu International Building, No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Postal Code: 610000       Contact:

Party B (Property Service Enterprise): Sichuan Dalu YingLianHua Property Management Co., Ltd.

Business License Registration No.: 9151010573773042XK

Enterprise Qualification Class and Certificate No.: Class Three C.F.W.Z. 5101050455

Organization Code:

Legal Representative: Huang Zongying

Mail Address: No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Postal Code: 610000      Contact:

Entrusted Agent: Cai Guoli Contact number:

Mail Address: No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Postal Code:610000      Contact:

In order to clarify the rights and obligations of the early-stage property service, Party A, on the principles of equality, willingness, fairness, honesty and credit, selects and employs Party B as the provider of early-stage property service via ☑ bidding ☐ agreement conclude this contract about related matters through negotiation in accordance with the Contract Law of the People’s Republic of China, the Property Law of the People’s Republic of China, the Property Management Regulations, the Property Management Regulations of Sichuan Province, the Contract Supervision Ordinance of Sichuan Province, and other relevant laws and regulations.

Article 1 The Validity of Contract for the Owner

If Party A concludes the property sales contract with the property buyer, the Temporary Management Regulations and this contract shall be taken as an annex to the property sales contract.

Before the delivery of property, the beneficiary of the services provided by Party B is Party A and Party A shall be entitled to the rights agreed herein and fulfill the obligations agreed herein; After the delivery, the beneficiary of the services of Party B shall be the owner (including the actual user of the property, the same below), and the owner shall be entitled to the relevant rights agreed herein and fulfill the relevant obligations agreed herein.

Article 2 Basic information of the entrusted property

Entrusted Property Project (hereinafter referred to as the property): Dalu Meidixiting Property type: ■ residential property ( □ multi-storey residence ■ high-rise residential villa) ■ public property (□ office ■ commerce □ commercial industrial park)

Location: Pixian Xipu town Wanfu village 2, Longyin village 5,6 commune

East to MaJiaYan

South to Langji development project

West to Zitong C Road

North to Zitong one Street

Planned floor area: about 49,981.49 square meters

Property management area see Annex I.

Article 3 Content of property services provided by Party B

(1) Formulate and implement relevant property service system, property service plan and work plan according to the authorization of laws, regulations and temporary management regulations; Keep relevant engineering technical data and undertake inspection data and inform all owners;

(2) To be responsible for the maintenance and management of the common parts of the property. See Annex II for the details of the common parts of the property;

(3) Be responsible for the daily operation, maintenance and management of the common facilities and equipment. See Annex III for the details of the common facilities and equipment of the property;

(4) Responsible for the cleaning and sanitation of the common parts of the property and the public areas, and the garbage cleaning and transportation;

(5) To be responsible for the maintenance and management of property area gardens, landscapes and facilities;

(6) To be responsible for the public order maintenance, vehicle parking, safety prevention and other matters within the property management area;

(7) To be responsible for the establishment and management of property service files and database;

(8) Decoration management.

Article 4 Property service standard

Party B shall comply with Option (II) below (Property service standards) to provide property services:

(1) Class        /        property service standard in <Property Service standards> . See Annex IV for details;

(2) The Agreed service standards. See Annex IV for details.\

Article 5 Term of the Contract Performance

The term for performance of this contract shall be from January 1,2018 to the effective date of the property service contract concluded by the owner committee on behalf of all the owners and the property service enterprises renewed or reselected.

Article 6 Property service fee

(1) Billing method

The preliminary service fee of this property is following 2 Billing method:

(1) Billing Method

1. The Overall Rationing system.

Party A and the owner shall pay the property service fee to Party B, and the surplus or loss shall be owned or borne by Party B.

2. Commission/Remuneration system.

The commission/remuneration shall be deducted from the prepaid property service fee according to the (1) option below. The rest shall be used for the expenses agreed herein. The balance or deficiency shall be owned or borne by Party A and all owners:

(1) To draw a remuneration at the rate of 10% of the property service fee payable for each month / year;

(2) Draw fixed amount / Yuan from each month/year from the property service fee receivable for remuneration;

(3) N/A

To implement the commission/remuneration system, Party B shall announce the annual property service plan and the annual budget and final accounts of the property service fund to all the owners every year On January 20th to 30th, publish the income and expenditure of property service funds to all owners, and accept audit and supervision by all owners.

(2) Charging standards

1. Residential property category:

High-rise residential: 2.5 yuan / square meter · month

2. Public Property Category:

Commerce: 5 yuan / square meter · month

(3) The payer

Since the effective date of this Contract, the properties that Party A has not sold or delivered shall be fully borne by Party A; for the properties delivered, the property service fee shall be borne by the owner.

(4) Composition of property service fee

Property service fee including property service costs (by labor cost, daily operation and maintenance of common facilities in property common parts, greenery maintenance costs, cleaning, security maintenance, public liability insurance costs of common facilities in property common parts, management fees, depreciation of fixed assets and other expenses with the consent of the owners), legal taxes and reasonable profits.

(5) Property service fee payment

Party A’s property service fee shall be paid on a monthly basis from the effective date of this Contract. The property service fee of the owner shall be paid monthly from the next day after the delivery of the property.

Party A and the owner shall pay each payment cycle of the property service fee within 15 days starts from the starting date.

If fails to pay the payment, Party B shall urge Party A and the owner for a reasonable period in written form of notice, by email, mobile phone message, etc. Pay within the reasonable limit. If it fails to pay without justifiable reasons after being urged, it shall be liable for breach of contract.

(6) Other

1. If Party A, the owner of the property and the actual user of the property, agree that the actual user of the property shall pay the property service fee, the agreement shall prevail. Party A and the owner of the property shall be jointly and severally liable. Party A and the owner of the property shall timely inform Party B in writing of the payment agreement between Party A, the owner of the property, and the actual user of the property.

2. If the property ownership is transferred, the original owner shall settle the property service fee. The property service fee shall be settled until the date of the property right transfer.

3. If Party B shall charge the unified property service fee for the same property type and the same property service content and standard of the same property in the same property management area.

4. During the term of this contract, if the owner changes the residential house into a non-residential house according to law, the property service fee of the property is 5 yuan / square meter· month.

Article 7 Parking space and vehicle parking service fee

(1) Parking service fee for vehicles with property right:

Underground Standard Parking Space 50 yuan / month,

Underground Tandem Parking Space 80 yuan / month, shall be paid to Party B.

(2) If the motor vehicle occupies the road or other site jointly owned by the owners, the user of the parking space shall pay the vehicle parking service fee according to the standard of yuan / month. The proceeds from deducting the management cost shall belong to all owners.

(3) Parking service fee for other vehicles (announced separately):

Motorcycle / Yuan· month,

Electromobile / Yuan· month,

Bicycle /Yuan· month,

Others /Yuan·month.

The above vehicle parking service fee from items (1) to (3) does not include the vehicle storage fee and charging fee. The final price by competent government departments for the record of the charging standards implementation.

Article 8 Special service

Special service refers to other services apart from the service contents stipulated in Article 3 hereof. If the owner needs certain service to provided by Party B, special service contract with Party B shall concluded.

Article 9. Rights and Obligations of Party A

(I) On behalf of all owners, request Party B to provide property services as agreed in this contract, and have the right to supervise and suggest the property services provided by Party B;

(II) Review and approve the property service plan and public management system submitted by Party B on behalf of the owner, and listen to the reasonable suggestions proposed by Party B;

(III) Supervise and assist Party B in the implementation of property services, the implementation of temporary management regulations and public management system;

(IV) When selling the property, take the Temporary Management Statute and this contract as attachments to the property sales contract;

(V) To hand over the property with clear ownership, complete data, complete quality, complete functions and complete supporting facilities;

(VI) Go through the property inspection procedures with Party B in accordance with the relevant national and provincial regulations;

(VII) To urge the realty buyer to accept the realty according to the provisions of the commercial housing sales contract;

(VIII) The responsibility of property warranty in accordance with the provisions of laws and regulations and the provisions of the quality guarantee of commercial housing;

(IX) Entrust Party B to operate and manage the public parts of the property within the property management area.

Article 10 Rights and obligations of Party B

(1) Collect property service fee, special service fee from Party A and the owners in accordance with the provisions herein;

(2) Inform the owner of the prohibited activities of house decoration, the permitted construction time, the removal and disposal of wastes; undertake irrevocable supervision and management of the decoration of the owner.

(3) Responsible for maintaining the public order within the property management area and assisting in the safety precautions;

(4) Discourage Party A and the owner from violating the national and provincial laws and regulations on property management and temporary management regulations, and timely report to the relevant administrative competent department in writing if the dissuasion fails;

(5) Provide the corresponding realty services in accordance with the realty service contents and standards agreed herein, undertake the realty service responsibilities, and accept the supervision of Party A and the owners;

(6) Formulate property service plans and public area management plan in accordance with the relevant provisions of the state and this province. To be responsible for preparing the annual maintenance plan of the property and organize the implementation;

(7) Do not entrust the whole or main obligations of the property service to other parties, but can entrust the special service matters in this contract to professional service enterprises;

(8) Publicize the service items and fee standards and other relevant information in a prominent position of the property;

(9) Properly keep and use the property files, database and the property service files, timely record the relevant change information, and do not use the owner’s information for other purposes other than the property management activities;

Article 11 Operating Income of Common Parts

The operating income of common part of the property owned by all owners, shall be based on the following options ( two ), regularly publish and provide access to all owners:

(1) Supplement the Special Maintenance Funds in accordance with the proportion of the owner’s exclusive part to the total area of the property in the management area;

(2) The shortage of supplementary property service fee.

Article 12 Houses for Property Services and Discussion Activities of the Owner Committee

Party A shall, within 15 days after the signing of the property undertaking inspection agreement, provide to party B free of charge and hand over the property service room and the discussion room of the owner committee that can be directly put into use after the decoration in accordance with relevant regulations.

The area of the property service room is about 201.49 square meters; the above- ground floor area is about 101.24 square meters, including the area of 30 square meters for owner committee, all located in floor 1, unit 1, building 2; The underground floor area is about 100.25 square meters, located in unit 2, minus 1 floor; the property service room and the discussion room are owned by all owners, Party B and the owner committee use them free of charge, and responsible for maintenance, sell and mortgage, change the use of it are not allowed.

Article 13 Inspection of the Common Part of the Property

(1) Party A shall complete the inspection with Party B and sign the acceptance agreement 15 days after the completion of the property, and acceptance to the owner for use.

(2) Inspection of undertake the property, according to the following option 1:

1. Invite the representative of owners and the real estate administrative department where the property is located to participate;

2. Hire relevant professional institutions to assist.

(3) Party B shall check the common parts of the property management area and the corresponding property files. Party A shall hand over the following materials to Party B:

1. Completion general plan, building drawing, structure, equipment as-built drawings, supporting facilities, underground pipe network as-built drawings and other completion acceptance data;

2. List of common facilities and equipment and other technical data of installation, user manual and maintenance documents;

3. Property quality warranty documents and instructions documents;

4. Other information necessary for the property management inspection.

(4) If Party B finds that the common parts are inconsistent with the as-built drawings and the planning and design approval documents, it shall inform Party A in writing, and Party A shall deal with the problems in accordance with the regulations. If the remaining problems that Party A fails to rectify in time, both parties agree to solve the problems in the following ways:

Continuous rectification after recording

(5) The property undertaking inspection agreement is a supplementary agreement to this Contract and shall have the same legal effect.

Article 14 Special maintenance funds

(1) The collection and use of the special maintenance funds shall be carried out in accordance with the relevant national and provincial regulations.

(2) The special maintenance funds shall be used for the maintenance, renewal and renovation of the common parts and common facilities and equipment within the property management area. The special maintenance funds shall be deposited into the special account, which shall be calculated according to the building and calculated by the account separately.

(3) When the owner transfers the property, the balance of the special maintenance funds deposited by the owner shall not be returned, and transferred at the same time as the ownership of the house transferred.

(4) Party B shall publish the use of the special maintenance funds at least once a year and accept the supervision of the owner. After the establishment of the owners ‘committee, the owners’ committee shall make it public.

Article 15 Property warranty

Party A shall be responsible for the warranty of common parts and facilities in accordance with the warranty period and scope stipulated by the state and the province.

If Party A entrusts Party B to provide warranty services for the common parts and facilities and equipment of the property, the relevant service contents and fees shall be separately agreed upon by both parties.

Article 16 Disclaimer

Party B shall not be liable for the following circumstances:

(I) If the property service cannot continue to be performed due to force majeure, Party B shall timely notify Party A and the owner and shall provide certificates within a reasonable time. However, in case of force majeure after Party B delays in performance, party B shall not be exempted from liability. If Party B fails to take appropriate measures to prevent the expanded loss, Party B shall not be exempted from liability for the expanded loss;

(II) Party B has performed the obligations agreed herein, but the losses are cause due to the inherent defects of the property itself;

(III) The loss is caused due to the maintenance of common parts, common facilities and equipment, and has informed the owner in a reasonable way in advance, and the temporary shutdown of water, power failure, or the cessation of the use of common facilities and equipment;

(IV) Losses caused due to the operation obstacles of water supply, power supply, gas supply, heat supply, communication, cable TV and other shared facilities and equipment that are not responsible by Party B;

(V) The losses caused by the failure of party B without the cooperation of the relevant owners or users;

(VI) When the owner improves the self-use part and uses the common part, Party B has put forward reasonable suggestions or prevented the owner’s dangerous behavior as far as possible, including but not limited to throwing objects from high altitude, illegal decoration, failure to timely maintenance or maintenance convenience, and the owner fails to adopt the suggestions or fails to accept the prevention, resulting in damage consequences;

Article 17 Modification, rescission and termination of the Contract

(1) During the term of this Contract, Party B may conclude a modification agreement or supplementary agreement upon reaching a consensus with the owners who posses half of exclusive part of the properties in the area of property management and more than half of total owners.

(2) In any of the following circumstances, if the property service fee standard needs to be adjusted, the property service enterprise shall negotiate with Party A and the owner, and obtain the consent of the owners who posses half of exclusive part of the properties in the area of property management and more than half of total owners:

1. Adjust the energy consumption price of public service products;

2. The owner requires changing the content and level of property service;

3. Adjust the repairing and maintenance costs of common facilities and equipment in the area of property management;

4. Adjust other policy-related expenses.

(3) Within the term of performance hereof hereunder, if Party A violates the obligations herein and caused Party B fails to complete the service contents and standards agreed herein, Party B shall have the right to request Party A to solve the problem within a reasonable period. If party A fails to solve the problem, Party B may terminate the Contract; for economic of Party B, Party A shall be liable for compensation.

(4) Within the term of performance of this Contract, if Party B’s service fails to meet the service content and standards agreed herein, Party A and the owner shall have the right to require Party B to rectify within a reasonable time limit. If party B fails to rectify within the time limit and causes heavy losses to Party A and the owner, Party A and the owner may terminate the Contract.

(5) The contract shall be terminated by the term of performance. If the owners’ meeting is still not established, Party A and Party B may renew the contract. After the request of the owners whose exclusive part of the property management area accounts for more than half of the total building area and more than half of the total number, the property service enterprises shall be renewed or re-selected.

Article 18 Liability for Breach of Contract

(1) If Party B raises the fee standard without authorization, Party A and the owner shall have the right to refuse to pay the excess part; if the payment occurs, Party B shall return the fee and pay to Party A and the owner 1 % liquidated damages.

(2) If Party A and the owner fail to pay the property service fee on time and in full and fail to pay the service fee within the time limit upon written notice from Party B, it shall pay the liquidated damages of 0.3% of the unpaid amount daily during the breach period. Except where Party A and the owner have justifiable reasons.

(3) If Party A violates this Contract, and Party B’s service fails to meet the service content and standards agreed herein and causes losses to Party B, Party A shall be liable for breach of contract to Party B. If party B causes losses to the owner or a third party, Party B shall recover from Party A. The owner shall not refuse or claim to reduce the property service fee on the grounds that Party A violates the contract.

If the Owner violates this Contract and causes Party B’s service fails to meet the service content and standards agreed herein, Party B shall be liable for compensation. If any loss is caused to Party A, other owners or a third party, Party B shall pay compensation in advance and recover from the defaulting owner.

(4) If Party B fails to perform the contractual obligations or fails to perform the contractual obligations in conformity with the agreement, Party A and the owner shall have the right to require Party B to rectify within a reasonable time. If party B fails to make the rectification within the time limit and causes losses to Party A and the owner, the owner shall be liable for compensation.

(5) If either Party A or Party B terminates the contract in advance without justifiable reasons, it shall pay to the other party 100,000 RMB for liquidated damages; If the economic losses caused to the other party exceed the liquidated damages, it shall be liable for compensation.

Article 19 Dispute Resolution Methods

Any dispute arising from the performance shall be settled by both parties through negotiation, or mediated by relevant departments or trade organizations. If negotiation or mediation fails, the following (2) method shall be taken:

(1) Sue for arbitration in the arbitration commission;

(2) Legally file a lawsuit in the people’s court in the place where the project is located.

Article 20 Other Appointments

N/A

Article 21 Validity of Contract

This contract is in six copies, Party A and Party B shall keep two copies respectively. The county-level (city, district) real estate administrative department shall keep one copy. The sales office and property service office shall make one copy public. This contract comes into force from the date of signing.

Party A (signature and seal): Sichuan Dalu Chengxi Real Estate Development Co., Ltd. Legal Representative: Entrusted Agent: Signing date:	Party B (signature and seal): Sichuan DALU YINGLIANHUA Property Management Co., Ltd. Legal Representative: Entrusted Agent:

Annex I:

Detailed List of Property Composition

Type	Building No.	Number of Suite (Unit)	Floor Space (Square Meters)
Residence	-	About 378 units	About 30,889.09
Commerce	-	38 units-	About 3,009.67
Bicycle garage	-	1-	About 560.2
Motor vehicles garage	-	396-	About 12,916.68
Houses for property services	-	-	About 201.49
Planned total construction area			About 49,981.49
Plot ratio construction area			About 34,000

Annex II:

Common Parts of the Property in Details

1. Public foyer;

2. Public corridor;

3. Public staircase;

4. Garbage chamber;

Annex III:

Details of the property common facilities and equipment

1. Elevator: 8 vertical elevators;

2. Greening rate: 30%, about 3400 square meters;

Centralized Green about 1021 square meters;

Other green space is about 2,379 square meters.

3. Municipal supportive facilities in the region:

1 [reservoir];

Transformation and distribution system includes high and low voltage power distribution cabinet, emergency generator, etc.;

Public lighting facilities include underground garage lighting, corridor lighting, elevator hall lighting, general floor lighting and emergency lighting system;

[Outer barrier and wall of the property management area];

4. Fire fighting facilities include fire alarm system, fire hydrant system, and local automatic sprinkler system;

5. Monitoring facilities include access control system, monitoring system, broadcasting system, gate system, etc.;

6. Lightning protection facilities include flash connector, lead, grounding device, etc.; 7.396 parking Spaces (including commercial parking Spaces, for underground motor vehicles);

8. Non-motor vehicle garage of 560.2 square meters;

9. The property service room is about 201.49 square meters (including the activity room of the owner committee).

Annex IV:

Property service matters and standards

I. Maintenance, maintenance and management of the common parts of the property management

1. According to the actual service life of the house, regularly check the use status of the common parts of the house, inspect the doors, stairs, doors and Windows of other common parts once a day, organize timely repair in case of minor repair; prepare maintenance plan and report the use plan of special maintenance funds to the owner after the owner voted by law.

2. Establish a sound residential decoration and decoration management system, inform the decorator of the prohibited behaviors and matters needing attention before the decoration, and record the decoration in the property company, and inspect the decoration and construction site once a day.

3. Timely discourage the violation of planning and unauthorized change of the use of houses, and report to the relevant competent authorities.

4. Schematic diagram for the main entrance and exit of the community, and road signs at the main intersections; obvious signs for each building, household, public supporting facilities and sites.

II. Operation, maintenance, maintenance and management of common property facilities and equipment

1. Establish the common facilities and equipment files and facilities and equipment inspection system.

2. Organize regular inspection of common facilities and equipment and timely repair if minor repair is needed; for major, medium repair or renovation, maintenance, renovation and use plan and the use plan of special maintenance funds shall be approved by the owners according to law (except those that should be handled by the professional department according to law).

3. Timely issue notice to customers after receiving the notice of water supply and power supply department (except for municipal water cut and power failure and sudden failure of equipment).

4. The manned elevator shall operate 24 hours a day (except for sudden failure and maintenance period), conduct routine maintenance once a month, and arrive at the site 30 minutes after receiving the notification.

5. The secondary water supply tank is cleaned twice per year, and the water quality meets the sanitation requirements.

6. The fire fighting facilities and equipment are in good condition and can be used at any time, and the fire fighting channel is unblocked.

7, the building zoning road leveling, the main road and parking lot traffic signs are complete, standard.8. Keep the equipment room and equipment room clean and ventilated, without running, running, dripping and leakage (except for sudden failure of equipment and facilities and maintenance time).

9. Have emergency plans for various possible sudden equipment failures.

III. Cleaning of common parts of the property and related sites, collection and removal of garbage, and dredging of rain and sewage pipes

1. Trash cans are set up according to the building, cleared and transported twice a day. Garbage bagging, keep the trash can clean, no peculiar smell. The roads, squares, parking lots and green space are cleaned once a day and cleaned once a day; the elevator car on the first floor is cleaned once a day; the glass of common parts below 2 Meters is cleaned once a week; the street lamps and corridor lights are cleaned once a month; the main roads for customer travel are cleared of water in time.

2, trash can, fruit box clean daily.

3. Mosquito elimination: once a month (summer and autumn), 1 time /per quarter (winter and spring).

4. dredge rain and sewage pipes once every six months; check the rain and sewage Wells once a month and inspect the septic tank once a year and once every six months.

IV. Maintenance and management of public greening

1. Have full-time personnel to implement greening maintenance management;

2, the lawn growth is good, the growing season is timely replanting, pruning neat and beautiful;

3, regularly organize watering, fertilization and soil loosening, do a good job of waterlogging and frost prevention;

4, tree pruning at least 1 time / year: lawn pruning, shrubs timely pruning.

5. Check and record the greening and maintenance situation at least once a week.

6. Carry out pest control for different varieties and seasons, and carry out comprehensive preventive elimination once a year.

V. To assist in the management of public order maintenance, security prevention and other matters

1.24-hour duty of the main entrance and exit of the community;

2. Patrol key areas and key parts at least once every 2 hours; with safety monitoring facilities, 24-hour monitoring shall be implemented (except for sudden failure and maintenance time of equipment and facilities).

3, closed management of the community in and out of the community decoration, housekeeping and other labor personnel to implement temporary entry card management.

4. Regularly carry out fire fighting and home safety publicity, fire drill: 1 times / year.

5. Implement the license and card management for the vehicles entering and leaving the community, and guide the vehicles to pass and park in an orderly manner.

6. Have emergency plans for fire, public security, public health and other emergencies, report to relevant departments in time, and assist in taking corresponding measures;

VI. Comprehensive management services

1. Establish property files and keep them properly, and have a sound management system.

2. Management and service personnel shall wear uniform clothes, wear signs and conduct standards.

3. Publish the daily service telephone number to the owner, accept the owner’s repair service for 24 hours, and arrive in the emergency repair within 30 minutes after receiving the repair report, and other repair reports will arrive according to the agreed time. Have a complete repair report, maintenance and return visit records.

4. Set up a customer suggestion box, announce the complaint channels of the company and the group to the owner, and conduct a customer satisfaction survey at least once a year.

6. Feedback and handling opinions within 2 working days after receiving the owner.

7. Community cultural activities: 2 times a year.

8. Property service report: will be published once a year, and service dynamics will be published once a month.

9. The annual budget of special maintenance funds for buildings and their affiliated facilities shall be published once a year, and the use of special maintenance funds shall be published once.

10. Advance notice of water and power outage (except for municipal sudden water and power outage)

Annex V:

Supplementary agreement of the Prophase Realty Service Contract

Party A (Developer): Sichuan Dalu Chengxi Real Estate Development Co., Ltd.

Business License Registration number:91510124MA 61WN 8E1Q

Enterprise Qualification Certificate No.:510124DN 4434647Z

Legal Representative: YANG Dalu

Mail Address: 28F, Dalu International Building, No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Postal Code: 610000        Contact:

Party B (Property Service Enterprise): Sichuan Dalu YingLianHua Property Management Co., Ltd.

Business License Registration No.: 9151010573773042XK

Enterprise Qualification Class and Certificate No.: Class Three C.F.W.Z. 5101050455

Organization Code:

Legal Representative: Huang Zongying

Mail Address: No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Postal Code: 610000        Contact:

Entrusted Agent: Cai Guoli Contact number:

Mail Address: No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Postal Code:610000        Contact:

In view of both parties in year ____, the Prophase Property Service Contract was signed (Hereinafter referred to as the Master Contract).

In accordance with the Contract Law of the People’s Republic of China, Property Management Regulations, Property Management Regulations of Sichuan Province and other relevant provisions, Party A and Party B hereby sign this Supplementary Agreement for matters not covered in the Master Contract, and both parties shall abide by:

1. This agreement is a supplementary agreement to the Prophase Realty Service Contract of Meidi Xiting Project, which is a modification and supplement to the main contract.

2. Article 6 Supplementary provisions of the Master Contract:

1. The second paragraph of the “Fee standard” is added as follows:

“The property service fee is charged in accordance with the floor area recorded in the house ownership certificate. Did not handle the building ownership certificate, according to the building surveying and mapping institutions measured building construction area collection.”

Add as follows: No construction. If the construction area is measured, the construction shall be collected according to the construction area agreed in the Commercial Housing Sales Contract.

If there is any other type of property in the later development process of this project, or due to the design change, the property service fee standard of the corresponding property shall be separately supplemented and agreed upon by both parties separately.

2. The third paragraph of the “payer” is added as follows: From the effective date of this Contract, party A shall pay the property service fee for the property completed but not sold or has not been delivered to the buyer of the property due to Party A.

3. Paragraph 5 of “Property Service Fee Payment” is added as follows: The owner shall pay the property service fee from the date of delivery of the premises agreed in the notice of delivery by Party A (if the actual delivery time is earlier than the delivery time agreed in the delivery notice, the owner shall pay the property service fee from the actual date of delivery).

3. Supplement or alteration of Article 7 of the Master Contract

1. The first paragraph is added as follows: If the ownership or use right of the parking space is purchased by the owner or donated by Party A, the owner or user of the parking space shall pay the garage parking space at 5 0 yuan / · month for the underground child mother parking space 8 Party B shall pay the parking service fee to Party B at the standard of __ yuan / month.

The parking lot fee standard can be adjusted according to the price rise, the service cost rise and the change of the government parking lot fee policy. After the adjustment of the fee standard, the parking space renter, the owner of the parking space or the use right person should pay the relevant fees according to the adjusted fee standard.

2. Paragraph 2 is added as follows:If the parking space is owned by Party A, with the consent of Party A, if the owner has monthly and temporary parking vehicles, the monthly and temporary parking charges shall be implemented in accordance with the charging standards filed by the competent government authorities of Party B. During the validity period of the contract, the relevant government fees will be adjusted, and the monthly package and temporary fees will be implemented according to the new standard.

The parking lot fee standard can be adjusted according to the price rise, the service cost rise and the change of the government parking lot fee policy. After the adjustment of the fee standard, the parking space renter, the owner of the parking space or the use right person should pay the relevant fees according to the adjusted fee standard. The parking space renter shall sign a parking space rental agreement with Party B (except temporary parking), and the owner or right of use of the parking space shall sign a parking space service agreement with Party B to clarify the rights and obligations of both parties in the use of parking space and parking space service.

Payment time of various parking fees:

1. Parking space rental fee (the parking space is jointly owned by the owner)

The monthly rental space shall be paid from the date of renting the parking space or the starting date of renting as agreed in the contract;Temporary parking time shall be paid at the end of each parking time.

2. Payment time for parking space service fee:

The parking space purchased by the owner or donated by Party A shall be paid from the date of delivery agreed in the notice of delivery by Party A;

The parking space owned by Party A shall be paid from the date on which party B takes over.

4. Article 18 of the Main Contract, “Liability for breach of contract”, is added as follows:

Party B accepts the commission of water supply, power supply, heating, gas, gas, information, sanitation and other professional units to collect water, electricity, heating, gas, information, sanitation and other expenses (including the water and electricity expenses shared by the owner), because Party B has paid the relevant expenses in advance in the month when the expenses are incurred, the owner shall pay every month Pay the relevant fees to Party B before 15 days. Those paid on the first day of and after the next month shall be deemed as overdue. If party B fails to pay the relevant fees after the deadline, party B shall pay the total amount owed every day from the overdue date 0.3% is calculated as liquidated damages.

V. In case of any inconsistency or conflict between this Agreement and the Master Contract, the provisions of this Supplementary Agreement shall prevail.

VI. This supplementary agreement is made in six copies, with each party holding two copies, one copy for the county (city, district) real estate administrative department, and one copy for the sale site and the property service office, which shall come into force from the date of conclusion.

Party A (signature and seal): Sichuan Dalu Chengxi Real Estate Development Co., Ltd. Legal Representative: Entrusted Agent: Signing date:	Party B (signature and seal): Sichuan DALU YINGLIANHUA Property Management Co., Ltd. Legal Representative: Entrusted Agent: